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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) March 9, 2000
                                                         ----------------


                         American Greetings Corporation
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             (Exact Name of Registrant as Specified in its Charter)


     Ohio                         1-13859                    34-0065325
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(State or Other                 (Commission                 (IRS Employer
 Jurisdiction of                File Number)              Identification No.)
 Incorporation)


One American Road, Cleveland, Ohio                                     44144
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code    (216) 252-7300
                                                    ----------------


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On March 8, 2000, Granite Acquisition Corp. ("Purchaser"), a wholly owned subsidiary of American Greetings Corporation (the "Company"), acquired 15,431,420 shares of Gibson Greetings, Inc. ("Gibson Greetings") common stock, representing approximately 97.4% of the outstanding shares of common stock of Gibson Greetings, for a cash price of $10.25 per share. The shares were purchased pursuant to a tender offer to acquire all of the outstanding shares of Gibson Greetings common stock and Associated Series B Preferred Stock Purchase Rights commenced on November 9, 1999.

         On March 9, 2000, the Company completed the merger of Purchaser with and into Gibson Greetings (the "Surviving Corporation"). Upon consummation of the merger, the Surviving Corporation became a wholly owned subsidiary of the Company and the stockholders of Gibson Greetings who did not tender their shares became entitled to receive $10.25 per share. The total purchase price for Gibson Greetings was approximately $175 million for the tendered shares, which includes certain additional amounts to be paid in respect of outstanding stock options and fees and expenses.

         The funds used to consummate the tender offer were provided to Purchaser in the form of a capital contribution made by the Company. The Company obtained the funds for such capital contribution through its registered commercial paper program. The Company currently anticipates reducing the outstanding amount under this program with expected operating cash flow.

         Gibson Greetings is an industry innovator in the greeting card business. Gibson Greetings distributes more than 24,000 individual relationship communication products, including greeting cards, gift wrap, party goods and licensed products. E-mail greetings featuring Gibson Greetings content are available through the Egreetings Network in which Gibson holds a minority equity interest.

         The Company presently intends to operate Gibson Greetings as a subsidiary under the name of Gibson Greetings. However, the Company will conduct a further review of Gibson Greetings and its subsidiaries and their respective assets, businesses, corporate structure, capitalization, operations, properties, policies, management and personnel. After such review, the Company will determine what actions or changes, if any, would be desirable in light of the circumstances which then exist.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

(a)               Financial Statements of Business Acquired.

                  The financial statements of Gibson Greetings for the periods specified in Rule 3-05(b) of Regulation S-X will be filed by amendment to this Current Report on Form 8-K not later than sixty days after the date on which this Current Report on Form 8-K is required to be filed.



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(b)               Pro Forma Financial Information.

                  The Pro Forma financial statements of Gibson Greetings required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K not later than sixty days after the date on which this Current Report on Form 8-K is required to be filed.

(c)               Exhibits.

2.1 Agreement and Plan of Merger, dated as of November 2, 1999, among Gibson Greetings, Inc., American Greetings Corporation and Granite Acquisition Corp. (incorporated herein by reference to Exhibit (c)(1) of the Company's Schedule 14D-1 filed with the Commission on November 9, 1999).






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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AMERICAN GREETINGS CORPORATION

Dated:    March 9, 2000

                                         By:  /s/ Jon Groetzinger, Jr.
                                            --------------------------
                                         Name:  Jon Groetzinger, Jr.
                                         Title: Secretary



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                                  EXHIBIT INDEX
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Exhibit
  No.
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2.1               Agreement and Plan of Merger, dated as of November 2, 1999, among Gibson Greetings, Inc., American Greetings Corporation and Granite Acquisition Corp. (incorporated herein by reference to Exhibit (c)(1) of the Company's Schedule 14D-1 filed with the Commission on November 9, 1999).